Exhibit 10.5

HOLDINGS SENIOR NOTES
EXCHANGE AGREEMENT

This HOLDINGS SENIOR NOTES EXCHANGE AGREEMENT (the "Agreement") is entered into as of the 18th day of September, 2003, by and among CCH II, LLC, a Delaware limited liability company ("CCH II"), CCH II Capital Corp., a Delaware corporation ("Capital" and, together with CCH II, the "CCH II Issuers"), Charter Communications Holdings, LLC, a Delaware limited liability company ("Holdings LLC"), Charter Communications Holdings Capital Corporation, a Delaware corporation ("Holdings Capital" and, together with Holdings LLC, "Holdings"), and each of the affiliated holders listed on the schedules hereto (each a "Holder" and, collectively, the "Holders"), with reference to the following facts (capitalized terms used but not otherwise defined herein shall have the meanings set forth in Exhibit A hereto):

A. Each Holder is the beneficial owner of certain of the outstanding senior notes (the "Old Notes") issued by Holdings LLC and Holdings Capital, as set forth on such Holder's Schedule I hereto;

B. Each Holder wishes to exchange those Old Notes owned by it that are listed on its Schedule I for new 10.25% Senior Notes due 2010 (the "New Notes") to be issued by the CCH II Issuers, on the basis set forth in this Agreement and on Schedule I; and

C. The CCH II Issuers wish to effectuate such exchange on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

  Exchange. Subject to the terms and conditions of this Agreement, each Holder agrees to sell, and the CCH II Issuers agree to purchase, the Old Notes owned by such Holder and set forth on such Holder's Schedule I in exchange for New Notes, on the basis set forth in this Agreement and on such Schedule I. At the Closing (as defined below), or thereafter in the case of interest payments, the following transactions shall occur (such transactions in this Section 1 with respect to each Holder, the "Exchange"):

    1.1 Each Holder shall sell, assign and transfer to the CCH II Issuers (or their designee) all right, title and interest in and to, and all Claims in respect of, or arising or having arisen as a result of such Holder's status as a holder of, such Holder's Old Notes listed on Schedule I for such Holder, free and clear of all Liens.

    1.2 The CCH II Issuers shall pay or cause to be paid to each Holder in cash the sum of (a) all accrued and unpaid interest on the Old Notes (other than Old Notes which are senior discount notes) transferred by such Holder pursuant to Section 1.1 to, but not including, the Closing Date (as defined below), on the basis set forth in the Old Notes, and (b) in lieu of issuing fractional interests in New Notes, an amount equal to the principal amount (not to exceed $1,000 for any Holder) of any fractional interests in New Notes which would have been issued but for the last sentence of Section 1.3. Such payment shall be made within three business days following the Closing Date.

    1.3 In exchange for the transfer, sale and assignment of the Old Notes by each Holder to the CCH II Issuers, the CCH II Issuers shall deliver or cause to be delivered to such Holder the principal amount of New Notes as set forth on such Holder's Schedule I hereto. New Notes shall be issued only in minimum denominations of $1,000 and integral multiples thereof, and no fractional interests in New Notes shall be issued.

    1.4 The New Notes shall be subject to an indenture with a trustee of national standing selected by the CCH II Issuers, which indenture shall be in the form attached hereto, together with such changes consented to in writing by the Holders (which consent shall not unreasonably be withheld). The CCH II Issuers shall enter into a registration rights agreement with each Holder, which agreement shall be in the form attached hereto, together with such changes consented to in writing by the Holders (which consent shall not unreasonably be withheld). Each of the CCH II Issuers and each Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange in connection with the Closing.

    1.5 Closing. The closing of the Exchange (the "Closing") shall occur on such date (the "Closing Date") as is mutually acceptable to the Holders and CCH II, but no later than three business days after the date hereof.

  Representations and Warranties of the CCH II Issuers. The CCH II Issuers jointly and severally represent and warrant to each Holder, as of the date hereof and as of the Closing Date, that:

    2.1 Organization and Qualification. Each of the CCH II Issuers is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate or limited liability company power and authority to enter into and perform its obligations under this Agreement, and to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

    2.2 Authorization and Binding Obligation. Each of the CCH II Issuers has full corporate or limited liability company power to execute and deliver the Transaction Documents to which it is or will be a party. The execution and delivery of this Agreement by each CCH II Issuer and the performance of its obligations hereunder have been, and the execution and delivery of the other Transaction Documents by each CCH II Issuer and the performance of its obligations thereunder have been, duly authorized by all necessary corporate or limited liability company action, including any necessary approvals by their respective boards of directors or managers, and no other corporate or limited liability company proceedings on their part are or will be necessary for the execution and delivery of this Agreement and the other Transaction Documents and the performance of their obligations provided for herein and therein.  This Agreement has been, and the other Transaction Documents have been, or on or prior to the Closing Date, will be duly executed and delivered by each CCH II Issuer and, assuming this Agreement and the other Transaction Documents are or, on or prior to the Closing Date will be, binding obligations of each Holder party thereto, this Agreement constitutes, and the other Transaction Documents constitute, or on or prior to the Closing Date will constitute, valid and binding obligations of the CCH II Issuers, enforceable against them in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    2.3 No Conflict; Required Filings and Consents.

        The execution and delivery of this Agreement and the other Transaction Documents by the CCH II Issuers and the performance of their obligations hereunder and thereunder will not (i) conflict with or violate the organizational documents of Holdings LLC, Holdings Capital, the CCH II Issuers or any of their direct or indirect subsidiaries or parent companies, (ii)  conflict with or violate any Legal Requirement applicable to Holdings LLC, Holdings Capital, the CCH II Issuers or any of their direct or indirect subsidiaries or parent companies, or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Holdings LLC, Holdings Capital, the CCH II Issuers or any of their direct or indirect subsidiaries or parent companies are a party or by which any of them or any of their respective properties are bound or affected, except where (in the case of clauses (ii) and (iii)) any of the foregoing would not, either individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
        The execution and delivery of this Agreement and the other Transaction Documents by the CCH II Issuers and the performance of their obligations hereunder and thereunder will not require any prior consent, approval or authorization, or prior filing with or notification to, any Governmental Authority, except where the failure to obtain such prior consents, approvals or permits, or to make such prior filings or notifications, would have or reasonably be expected to have a Material Adverse Effect.

    2.4 Material Disclosure. Charter Communications, Inc., a Delaware corporation ("CCI") has previously delivered to the Holders certain summary information regarding the business and financial condition of CCH II (the "CCH II Summary Information"). The non-financial information included in the CCH II Summary Information is accurate, as of the dates specified therein, in all material respects. The consolidated financial statements (including the notes thereto) included in the CCH II Summary Information present fairly in all material respects the respective consolidated financial positions, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, subject to year end audit adjustments in the case of unaudited financial statements and to the exceptions to consistency related to the adoption of new generally accepted accounting principles described therein. There has been no change in the business or financial condition of CCI, Holdings, CCH II or their subsidiaries since December 31, 2002, which would reasonably be expected to have a Material Adverse Effect, except as has been disclosed in the CCH II Summary Information or contained or reflected in any press release issued prior to the date of this Agreement or in any report, schedule, form, statement or other document (together with all exhibits, financial statements, schedules and any amendments thereto) that has been filed by CCI or Holdings with the Securities and Exchange Commission prior to the date of this Agreement pursuant to the reporting requirements of the Securities Exchange Act (including material filed pursuant to Section 13(a) or 15(d)). The CCH II Summary Information, taken together with the reports, schedules, forms, statements and other documents (together with all exhibits, financial statements, schedules and any amendments thereto) that have been filed by CCI or Holdings with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act (including material filed pursuant to Section 13(a) or 15(d)), does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    2.5 Same Issuer. The issuer of the New Notes and the issuer of the Old Notes is the same entity for United States federal income tax purposes, assuming that the respective corporate co-issuers are not treated as issuers for such tax purposes.

    2.6 Rule 144A Eligibility. On the Closing Date, the New Notes will not be of the same class as securities listed on a national securities exchange registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in an automated inter-dealer quotation system.

    2.7 No Integration. Neither the CCH II Issuers nor any of their affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act ("Regulation D")) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the New Notes in a manner that would require registration of the New Notes under the Securities Act.

    2.8 No General Solicitation. None of the CCH II Issuers nor any of their affiliates or any other person acting on its or their behalf (other than the Holders, as to which no representation is made) has solicited offers for, or offered or sold, the New Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

    2.9 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holders contained herein and their compliance with their agreements set forth herein, it is not necessary, in connection with the issuance and sale of the New Notes to the Holders, to register the New Notes under the Securities Act or to qualify the indenture relating to such New Notes under the Trust Indenture Act of 1939, as amended.

    2.10 Public Documents. Holdings has filed all reports, registration statements, proxy statements, and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the Securities and Exchange Commission under the Securities Act or the Exchange Act from and after December 31, 2002 (all such reports and statements are collectively referred to herein as the "Commission Filings"). As of their respective dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, and, except to the extent the information in any Commission Filing has been revised or superseded by a later filed Commission Filing, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  Representations and Warranties of each Holder. Each Holder represents and warrants to the CCH II Issuers, as of the date hereof and as of the Closing Date, as follows:

    3.1 Organization, Standing, and Authority. Such Holder (i) is duly organized, validly existing and in good standing under the laws of its state of organization and (ii) has the requisite corporate or other entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

    3.2 Authorization and Binding Obligation. The execution and delivery of this Agreement and any other Transaction Documents to which it will be a party and the performance by such Holder of its obligations hereunder and thereunder have been duly authorized by all necessary organizational action, including any necessary approval by its board of directors or other governing body, and no other organizational proceedings on its part are necessary for the execution and delivery of this Agreement and any other Transaction Documents to which it will be party and the performance of its obligations provided for herein and therein.  This Agreement has been, and any other Transaction Documents to which it is a party will be, duly executed and delivered by it and, assuming this Agreement and such other Transaction Documents are binding obligations of the CCH II Issuers, this Agreement and such other Transaction Documents will constitute valid and binding obligations of it enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    3.3 Ownership of Securities. Such Holder owns, beneficially, all of the Old Notes set forth in Column I on such Holder's Schedule I attached hereto. Such Holder owns all of such Old Notes free and clear of any Liens (other than the obligations pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various States of the United States). Without limiting the foregoing, except for such Holder's obligations under this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various States of the United States, such Holder has sole power of disposition with respect to all such Old Notes, with no restrictions on its rights of disposition pertaining thereto and no person or entity other than such Holder has any right to direct or approve the disposition of any such Old Notes. All of such Holder's Old Notes are held for the account of such Holder by the entity named on its signature page of this Agreement.

    3.4 New Notes Not Registered. Such Holder understands that the New Notes, when issued, will not have been registered under the Securities Act and are issued in reliance upon an exemption from the registration requirements of the Securities Act, which depends upon, among other things, the accuracy of the representations of such Holder as expressed herein. Such Holder is not acquiring the New Notes with a view to any distribution thereof or with any present intention of offering or selling any of the New Notes in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. Such Holder has not offered, sold or delivered the New Notes to be acquired by such Holder, and will not offer, sell or deliver the New Notes, except pursuant to an effective registration statement under the Securities Act or an exemption from such registration to the extent available under the Securities Act. Such Holder understands and acknowledges that no public market now exists for the New Notes and that neither CCH II nor any affiliate thereof has made any assurances that a public market will ever exist for the New Notes.

    3.5 Qualified Institutional Buyer; Knowledge. Such Holder is a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act, with such knowledge and expertise in financial and business matters as are necessary in order to evaluate the merits and risks of the transactions contemplated by this Agreement, including the investment in the New Notes. Such Holder has reviewed the CCH II Summary Information, the Form 10-K for the year ended December 31, 2002 and the Form 10-Q for the period ended June 30, 2003 for Holdings LLC. Such Holder is aware of the business affairs and financial condition of the CCH II Issuers and Holdings and has acquired sufficient information about the CCH II Issuers and Holdings to reach an informed and knowledgeable decision to exchange the Old Notes for the New Notes.

  Covenants.

    4.1 Reasonable Best Efforts to Close. The CCH II Issuers and each Holder shall use commercially reasonable best efforts to take such actions as are necessary or desirable to consummate the transactions contemplated by this Agreement; provided, however, that Holder need not incur out of pocket expenses which are not customary for transactions of this type to fulfill its obligations hereunder.

    4.2 Limitations on Transfer. During the period between the execution of this Agreement and ending at the earlier of (a) the termination of this Agreement, or (b) the Closing Date, no Holder shall sell, assign or transfer any interest in its Old Notes which are the subject of this Agreement, or otherwise take any action which would inhibit or impair such Holder's ability to deliver such Old Notes at the Closing in compliance with the terms of this Agreement. Subject to the restrictions set forth in Section 4.3 and the Confidentiality Agreement referred to therein, each Holder may sell, transfer or assign other Old Notes owned by it which are not the subject of this Agreement.

    4.3 Confidentiality Agreement. Notwithstanding anything to the contrary therein, the Confidentiality Agreement previously entered into between each Holder and Lazard Freres & Co. on behalf of Charter Communications, Inc., and the confidentiality and standstill obligations set forth therein, shall survive and remain in full force and effect and shall not expire until such time as CCH II or any of its subsidiaries, parent companies or other affiliates makes a public announcement of this Agreement or the transactions contemplated hereby; provided that CCH II shall make such public announcement as soon as practicable after this Agreement has been entered into by all parties, but in no event later than twenty-four hours after this Agreement has been entered into by all parties. If CCH II fails to make a public announcement in accordance with this Section 4.3, the Confidentiality Agreement referred to herein, and all obligations of the parties thereunder, shall terminate automatically. Except as required by applicable law, the CCH II Issuers and their affiliates will keep confidential the participation of the Holder in this exchange and the amount of Old Notes sold by it hereunder, and the CCH II Issuers, their affiliates and the Holder will keep confidential the consideration received by Holder for the Old Notes, in each case with the same level of care such party holds its own confidential and proprietary information.

    4.4 Supplying Information. While the New Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the CCH Issuers will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the New Notes and prospective purchasers of the New Notes designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

    4.5 PORTAL and DTC. The CCH II Issuers shall use their best efforts to arrange, on or before the Closing Date, for the New Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the New Notes to be eligible for clearance and settlement through the Depositary Trust Company.

    4.6 No Integration. Neither of the CCH II Issuers nor any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the New Notes in a manner that would require registration of the New Notes under the Securities Act.

    4.7 No General Solicitation. None of the CCH II Issuers or any of their affiliates or any other person acting on its or their behalf (other than the Holders, as to which no covenant is given) will solicit offers for, or offer or sell, the New Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

    4.8 Cancellation; No Distribution of Old Notes. Promptly following receipt of the Old Notes by CCH II, the Old Notes will be returned, through a series of distributions, to Holdings LLC, following which they will be cancelled and will cease to be outstanding. The CCH II Issuers shall not resell or reissue the Old Notes in any manner that would cause the Holder to be engaged in a distribution of the Old Notes under the Securities Act of 1933, as amended.

    4.9 Tax Treatment. The parties agree to treat the issuance of the New Notes in exchange for the Old Notes as a taxable exchange for United States federal income tax purposes, unless otherwise required by law, and acknowledge that, depending upon the circumstances, the New Notes may bear original issue discount.

  Conditions to Closing.

    5.1 Conditions to the Obligations of each Holder. The obligations of each Holder to close the Exchange are subject to the fulfillment on or before the Closing Date of the following:

        No Injunction or Proceeding. As of the Closing, there shall be no injunction, stay or restraining order in effect with respect to the transactions provided for herein and there shall not be pending or threatened any action, proceeding or investigation involving such Holder challenging or seeking damages from such Holder in connection with the Exchange or seeking to restrain or prohibit the consummation of the Exchange.
        Accuracy of Representations. The representations and warranties made by the CCH II Issuers in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except those qualified by Material Adverse Affect, which shall be accurate in all respects).
        Performance. The covenants and obligations that the CCH II Issuers are required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.
        Execution and Delivery of Transaction Documents. The Transaction Documents shall have been executed and delivered by all parties thereto (other than the Holders) and delivered to the Holder.
        Minimum Issuance of New Notes. At least $1.00 billion of New Notes, including New Notes to be issued under this Agreement and any other New Notes to be issued concurrently therewith, shall have been issued by the CCH II Issuers.
        Opinion of Counsel. Irell & Manella, LLP, counsel for the CCH II Issuers, shall have furnished to the Holders, at the request of the CCH II Issuers, their written opinion, dated the Closing Date and addressed to the Holders, in form and substance reasonably satisfactory to the Holders, to the effect set forth in Annex A hereto.
        PORTAL and DTC. The CCH II Issuers shall have arranged for the New Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the New Notes to be eligible for clearance and settlement through the Depositary Trust Company.

    5.2 Conditions to the Obligations of the CCH II Issuers. The obligations of the CCH II Issuers to close the Exchange are subject to the fulfillment on or before the Closing Date of the following:

        No Injunction. As of the Closing, there shall be no injunction, stay or restraining order in effect with respect to the transactions provided for herein and there shall not be pending or threatened any action, proceeding or investigation challenging or seeking damages in connection with the Exchange or seeking to restrain or prohibit the consummation of the Exchange.
        Accuracy of Representations. The representations and warranties made by each Holder in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.
        Performance. The other covenants and obligations that each Holder is required to comply with or to perform pursuant to this Agreement at or prior to such Closing shall have been complied with and performed in all material respects.
        Execution and Delivery of Transaction Documents. The Transaction Documents shall have been executed and delivered by all parties thereto (other than the CCH II Issuers) and delivered to CCH II.

  Termination.

    6.1 By Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of CCH II and the Holders.

    6.2 By Holders. This Agreement may be terminated by the Holders, upon a material breach of any representation, warranty, covenant or agreement on the part of the CCH II Issuers set forth in this Agreement, or if any representation or warranty of the CCH II Issuers shall have become materially incorrect or untrue (or, in the case of representiations or warranties qualified by reference to a Material Adverse Effect, shall have become incorrect or untrue) in either case such that the conditions set forth in Section 5.1(a) or 5.1(b) would not be satisfied and in either case not less than one business day after written notice of such breach by the Holders to CCH II.

    6.3 By the CCH II Issuers. This Agreement may be terminated by the CCH II Issuers, upon a material breach of any representation, warranty, covenant or agreement on the part of any Holder set forth in this Agreement, or if any representation or warranty of any Holder shall have become materially incorrect or untrue, in either case such that the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied and in either case not less than one business day after written notice of such breach by CCH II to the Holder(s).

    6.4 Failure to Close. If the Closing does not occur by September 24, 2003, then any Holder or the CCH II Issuers may terminate this Agreement by delivery of written notice of termination to the other parties hereto; provided, however, any party that is in material breach of this Agreement shall not have the right to terminate this Agreement pursuant to this Section 6.4.

    6.5 Effect of Termination. If this Agreement is terminated as provided in this Section 6, then this Agreement will forthwith become null and void and there will be no liability on the part of any party hereto to any other party hereto or any other person or entity in respect thereof, provided that: (i) the obligations of the parties described in Section 7.3 will survive any such termination; and (ii) no such termination will relieve any party from liability for breach of its obligations under this Agreement, and in such event the other parties shall have all rights and remedies available at law or equity, including the right of specific performance against such party.

  Miscellaneous.

    7.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to principles of conflicts of law or choice of law.

    7.2 Further Assurances; Additional Documents. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party.

    7.3 Fees and Expenses. Each party shall be responsible for its own fees and expenses incurred in connection with this Agreement.

    7.4 Severability. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

    7.5 Entire Agreement. This Agreement, the Confidentiality Agreement and the other Transaction Documents represent the entire agreement and understandings between the parties concerning the Exchange and the other matters described therein and supersedes and replaces any and all prior agreements and understandings.

    7.6 No Oral Modification. This Agreement may only be amended in writing signed by the CCH II Issuers and by each Holder.

    7.7 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, by reputable overnight courier or by facsimile transmission (with receipt of successful and full transmission) to the applicable parties hereto at the address stated on the signature pages hereto or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

    7.8 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the state of New York.

    7.9 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    7.10 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile signatures shall constitute original signatures.

[NEXT PAGE IS SIGNATURE PAGE]

CCH II'S SIGNATURE PAGE TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF the parties have executed this Agreement on the date set forth below.

"CCH II"
Dated:	__________________, 2003	CCH II, LLC, a Delaware limited liability company

		By:	____________________________
		Name:	____________________________
		Its:	____________________________

"CCH II CAPITAL"
Dated:	__________________, 2003	CCH II CAPITAL CORP., a Delaware corporation

		By:	____________________________
		Name:	____________________________
		Its:	____________________________

"HOLDINGS"
Dated:	__________________, 2003	Charter Communications Holdings, LLC, a Delaware limited liability company

		By:	____________________________
		Name:	____________________________
		Its:	____________________________

"HOLDINGS CAPITAL"
Dated:	__________________, 2003	Charter Communications Holdings Capital Corporation, a Delaware corporation

		By:	____________________________
		Name:	____________________________
		Its:	____________________________

Notice Address:
Charter Communications, Inc. 12405 Powerscourt Drive St. Louis, Missouri 63131 Facsimile: (314) 965-8793 Attn: Carl Vogel and Curtis S. Shaw, Esq.		With a copy to: Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067 Facsimile: (310) 203-7199 Attn: Alvin G. Segel, Esq.

HOLDER'S SIGNATURE PAGE TO EXCHANGE AGREEMENT

"Holder"

Dated:	__________________, 2003	_______________________________ Holder Name

		By:	____________________________
		Name:	____________________________
		Its:	____________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM).

MEDALLION GUARANTEE:

Name of nominee holder or DTC Participant(s) holding Old Notes for the benefit of Holder:

__________________________________________________

DTC Participant Number:______________________________

Holder Name and Address:

________________________
________________________
________________________
________________________
Fax Number:

SCHEDULE I
NAME OF HOLDER: ________________________

Title of Old Notes to be Exchanged	Column I -Principal Amount of Old Notes owned by Holder to be Exchanged by Holder Pursuant to Section 1.1	Column II --Principal Amount of New Notes to be received in exchange for Old Notes
	$__________________	$__________________
	$__________________	$__________________
	$__________________	$__________________
	$__________________	$__________________
	$__________________	$__________________

EXHIBIT A
CERTAIN DEFINITIONS

Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

"Claims" means any claims, actions, causes of action, liabilities, agreements, demands, damages, debts, rights, interests, obligations, suits, judgments and charges of whatever nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, known or unknown, that exist or may exist as of the date of this Agreement, or thereafter arising in law, equity or otherwise.

"Governmental Authority" means the United States of America, any state, commonwealth, territory or possession of the United States of America, any foreign state and any political subdivision or quasi governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

"Legal Requirement" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any judgment or order and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

"Lien" means any security interest, any interest retained by the transferor under a conditional sale or other title retention agreement, mortgage, lien, pledge, option, encumbrance, adverse interest, constructive exception to, defect in or other condition affecting title or other ownership interest of any kind, which constitutes an interest in or claim against property, whether or not arising pursuant to any Legal Requirement.

"Material Adverse Effect" means a material adverse effect on (i) the business or condition (financial or otherwise) of Holdings or CCH II and, in each case, its direct and indirect subsidiaries, taken as a whole, but without giving effect to any effect resulting from changes in conditions that are applicable to the economy or the cable television industry on a national basis, or (ii) on the ability of the CCH II Issuers or their affiliates to perform their obligations under this Agreement.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"Transaction Documents" means this Agreement and the other documents and instruments to be executed and delivered in connection herewith at or prior to the Closing, including without limitation the New Notes and the registration rights agreements and indentures referred to in this Agreement.